FOR RELEASE: Immediately	Exhibit 99.1

Contact:
Richard K. Arter Richard J. Dobbyn	Investor Relations Chief Financial Officer	941-362-1200 941-362-1200

Sun Hydraulics Corporation Declares 3rd Quarter Dividend

SARASOTA, FLA, September 30, 2002 — Sun Hydraulics Corporation (NASDAQ: SNHY) has announced a $0.04 per share dividend on its common stock. The dividend is payable on October 15, 2002, to shareholders of record as of September 30, 2002.

Sun Hydraulics Corporation is a leading designer and manufacturer of high performance screw-in hydraulic cartridge valves and manifolds for worldwide industrial and mobile markets. For more information about Sun, please visit our website at www.sunhydraulics.com.